As filed with the Securities and Exchange Commission on April 20, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        The Singing Machine Company, Inc.
        ----------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                                     95-3795478
--------                                                     -------------------
(State or Jurisdiction of                                    (I.R.S. Employer
(Incorporation or organization)                              Identification No.)

                        The Singing Machine Company, Inc.
                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Address of Principal Executive Office)

                        The Singing Machine Company, Inc.
                     Year 2001 Stock Option Plan, as Amended
             ------------------------------------------------------
                            (Full Title of the Plan)

                      Yi Ping Chan, Chief Operating Officer
                        The Singing Machine Company, Inc.
                           6601 Lyons Road, Bldg. A-7
                             Coconut Creek, FL 33073
                             -----------------------
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed   Proposed
                                         Maximum    Maximum         Amount
Title of Each Class of   Amount          Offering   Aggregate       of
Securities to be         to be           Price Per  Offering        Registration
Registered               Registered(1)   Share      Price           Fee
----------------------   -------------   ---------  -------------   ------------
Common Stock (2)             21,750       $ 3.27    $   71,122.50   $ 6.54
Common Stock(2)              60,000       $ 4.23    $  253,800.00   $23.35
Common Stock(3)           1,868,250       $11.58    $2,163,433.50   $1,990.36
                         ----------       ------    -------------   ---------
                TOTAL     1,950,000                                 $2,020.25(4)
                          =========                                 =========

----------
(1) This Registration Statement also covers such indeterminate amount of securities as may be offered or sold pursuant to the Year 2001 Stock Option Plan, as amended, to prevent dilution, pursuant to Rule 416(a) under the Securities Act of 1933, as amended.

(2) Calculated in accordance with Rule 457 based upon the price at which outstanding options can be exercised.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (c) and (h) on the average high and low sale prices of the common stock reported on the American Stock Exchange.

(4) The Registrant previously paid $2,020.25 in connection with the filing of its Registration Statement on Form S-8 (SEC File No. 333-99543) on September 13, 2002 to register 1,950,000 shares of its common stock.

                                EXPLANATORY NOTE

         On September 13, 2002, we filed with the Securities and Exchange Commission ("SEC') a Registration Statement on Form S-8, No. 333-99543, pertaining to our Year 2001 Stock Option Plan, which provided for the granting of stock options to eligible participants under the Plan. At our Annual Shareholder Meeting held on February 26, 2004, our shareholders approved an amendment to our Year 2001 Plan which permits us to award stock awards to eligible participants under the Year 2001 Stock Option Plan in addition to stock options. We are filing this Post Effective Amendment to file our Year 2001 Stock Option Plan, as amended, which is attached as Exhibit 10.1 No additional securities are being registered.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

         The Singing Machine Company, Inc. (the "Company," "we," "us" or the "Registrant") has prepared this Registration Statement on Form S-8 under the Securities Act of 1933, as amended to register 1,950,000 shares of our common stock, which will be awarded to eligible persons pursuant to options and stock awards granted under our Year 2001 Stock Option Plan , as amended (the "Plan").

ITEM 1. PLAN INFORMATION

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in our Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act relating to the Plan.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible participants pursuant to Rule 428(b) or additional information about our Plan and its administrators are available without charge by contacting:

         The Singing Machine Company, Inc.
         6601 Lyons Road, Bldg. A-7
         Coconut Creek, FL 33073
         Attn: Chief Financial Officer
         (954) 596-1000

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this Registration Statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until all the shares covered by this Registration Statement have been sold or deregistered:

     o Annual Report on Form 10-KSB/A for the year ended March 31, 2003, filed on July 17, 2003;

         o Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 filed on August 14, 2003;

         o Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 filed on November 14, 2003;

         o Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003 filed on February 17, 2003;

         o        Definitive Proxy Statement filed on January 21, 2004;

         o Current Reports on Form 8-K filed on May 6, 2003, May 22, 2003; June 5, 2003, June 30, 2003, July 7, 2003, July 15,
                  2003, August 1, 2003, August 15, 2003, August 28, 2003,
                  November 7, 2003, February 17, 2004, February 26, 2004 and April 14, 2004;

         o All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         o The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 19, 1994 and Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on March 2, 2001 and any amendments thereto, or reports filed for the purpose of updating such description.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to our Chief Financial Officer, The Singing Machine Company, Inc., 6601 Lyons Road, Bldg. A-7, Coconut Creek, FL 33073.

Item 4. Description of Securities
---------------------------------

         Not Applicable.

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

         Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

         As a Delaware corporation, we are subject to the Delaware General Corporation Law. Section 102(b)(7) of Delaware law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. Article 10 of our Certificate of Incorporation provides that a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit and contains a comparable provision. Under Section 174 of Delaware law, directors are subject to personal liability if they declare dividends or have the corporation buy back, acquire or purchase shares of its common stock in circumstances which are not permitted by Delaware law. Under Delaware law, directors can not declare dividends unless the company has legally available surplus, as such term is defined under Delaware law, or the dividends are declared out of net profits in the fiscal year in which the dividend is declared. Additionally, directors can not authorize the acquisition, purchase or redemption of shares of a company's common stock unless such transaction is authorized by a company's articles of incorporation.

         Section 145 of Delaware law permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Article VI of our Bylaws provides that our officers, directors, employees or agent shall be indemnified to the full extent permitted by Delaware law. Article VI also provides that we may advance expenses to a director if he prior to the final disposition of the action. However, if required under Delaware law, we may require an officer or director to give us an undertaking in advance of the final disposition that he will repay all amounts so advanced, if it shall ultimately be determined that such officer or director is not entitled to be indemnified under these by-laws or otherwise.

         The above discussion of Delaware law and our certificate of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by our certificate of incorporation, bylaws and Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

Item 7. Exemption From Registration Claimed
-------------------------------------------

         Not Applicable

Item 8. Exhibits
----------------

          5.1     Opinion of Adorno & Yoss, P.A.*
         10.1 The Singing Machine Company, Inc. Year 2001 Stock Option Plan, as amended*
         23.1     Consent of Grant Thornton LLP*
         23.2     Consent of Salberg &Company, P.A.*
         23.3     Consent of Adorno & Yoss, P.A. (contained in Exhibit 5.1)*

----------
* Filed herewith.

Item 9. Undertakings
--------------------

A. We hereby undertake to:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the Company in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, The Singing Machine Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coconut Creek, State of Florida, on April 19, 2004.

                                  THE SIGNING MACHINE COMPANY, INC.

                                           By: /s/ Yi Ping Chan
                                              ----------------------------
                                           Interim Chief Executive Officer
                                           And Chief Operating Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Title                               Date
---------                          -----                               ----

/s/ Yi Ping Chan          Interim Chief Executive Officer,        April 19, 2004
--------------------      Chief Operating Officer and Director
Yi Ping Chan              (Principal Executive Officer)


/s/ Jeff Barocas          Chief Financial Officer                 April 19, 2004
--------------------      (Principal Financial and
Jeff Barocas              Accounting Officer)


/s/ Josef A. Bauer        Director                                April 19, 2004
--------------------
Josef A. Bauer

/s/ Bernard Appel         Director                                April 19, 2004
--------------------

/s/ Richard Ekstract      Director                                April 19, 2004
--------------------
Richard Ekstract

/s/ Harvey Judkowitz      Director                                April 19, 2004
--------------------
Harvey Judkowitz

                                  EXHIBIT INDEX
                                  -------------

5.1               Opinion of Adorno & Yoss, P.A.

10.1              Year 2001 Stock Option Plan, as amended

23.1              Consent of Grant Thornton LLP

23.2              Consent of Salberg & Company, P.A.

23.3              Consent of Adorno & Yoss, P.A. (contained in Exhibit 5.1)